Exhibit 1

CUSIP No. 1912EP104	13G

Group Members

Kar-Tess Holding S.A.

Boval S.A.

Severine Ltd.

The Coca-Cola Export Corporation

Barlan Inc.

Atlantic Industries

Coca-Cola Overseas Parent Ltd

Refreshment Product Services, Inc.

Mr. George A. David

Mr. Haralambos K. Leventis

Mr. Anastasios P. Leventis

Mr. Anastassis David